SECURITIES PURCHASE AGREEMENT


     THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is made and entered into this 31st day of October, 2000, by and between JOHNSON CONTROLS, INC., a Wisconsin corporation ("Buyer"), on the one hand, and HEARTLAND ADVISORS, INC., a Wisconsin corporation ("HAI") on the other hand, on behalf of certain private accounts (the "Advisory Clients") and on behalf of the HEARTLAND VALUE FUND (the "Fund"), a series of HEARTLAND GROUP, INC., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940 ("Heartland"). The Advisory Clients and the Fund sometimes are referred to together herein as Sellers.

                                R E C I T A L S:

     A. The Sellers together own the securities described in Appendix A attached hereto (collectively, the "Securities"); and

     B. Buyer desires to purchase and acquire the Securities from Sellers, and HAI, acting on behalf of Sellers as an authorized agent thereof, desires to sell, assign and transfer the Securities to Buyer, on the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Sale and Purchase of Securities. Buyer agrees to purchase the Securities from Sellers, and HAI on behalf of Sellers agrees to sell, transfer, assign and deliver the Securities, along with all rights appurtenant thereto, to Buyer on the terms and conditions set forth herein, free and clear of all security interests, adverse claims, liens, charges or encumbrances of any kind. The trade date for the Securities shall be November 1, 2000, and the settlement date (the "Closing") shall be November 7, 2000.

     2. Purchase Price. In consideration for the Securities being purchased by it hereunder, Buyer shall pay to HAI, as agent for Sellers, the purchase price set forth in Appendix A attached hereto (the "Purchase Price"). The Purchase Price shall be paid on the business day next preceding the Closing by wire transfer of immediately available funds into the account set forth in Appendix B attached hereto, and HAI shall make disbursements from that account to the Advisory Clients and the Fund in the manner as contemplated by the respective agreements between HAI, the Advisory Clients and the Fund.

     3. Transfer Mechanics. At the Closing, HAI will, on behalf of Sellers, transfer ownership of the Securities to Buyer through the book-entry system of The Depository Trust Company and will take whatever other action is deemed by Buyer to be necessary or


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

appropriate to transfer ownership of the Securities in accordance with instructions provided by Buyer. Buyer shall provide reasonable assistance and cooperation in all such actions; provided, however, that Buyer shall not be obligated to pay any transfer taxes or other comparable fees in connection with this Agreement. The parties acknowledge that, as of the date hereof, certain of the Advisory Clients have not consented to HAI acting as the initiating broker for purposes of effecting the transfer of 105,000 shares of the Securities. If HAI has not obtained such consents as of the Closing, then the settlement date of such Securities shall be on such subsequent date mutually agreed to by the parties (but in no event later than 10 days after the Closing), and the transfer of such Securities shall be effected by another broker selected by Buyer or, if by such subsequent date the requisite consents have been obtained, through HAI.

     4. Representations and Warranties of HAI. As an inducement to Buyer to enter into this Agreement, HAI hereby represents and warrants to Buyer (which representations and warranties shall survive the Closing) as follows:

          a. Authorization and Enforceability. HAI is a validly existing Wisconsin corporation, is a registered investment adviser under the Investment Advisers Act of 1940, and has all requisite power and authority under its discretionary management agreements to enter into this Agreement on its own behalf and on behalf of Sellers and to act as the agent of Sellers to effect the transactions contemplated by this Agreement. This Agreement has been duly and validly authorized, executed and delivered by HAI and constitutes the valid and legally binding obligation of HAI, enforceable in accordance with its terms, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and subject to general equity principles. No other or further act or proceeding on behalf of HAI or any Seller is necessary to authorize this Agreement or to effect the transactions contemplated hereby.

          b. Title to Securities. Sellers are the lawful beneficial owners of the Securities and HAI will cause such Securities to be transferred, together with all appurtenant rights thereto, to Buyer at the Closing free and clear of all adverse claims, security interests, liens, charges and encumbrances of any kind and Buyer will, assuming payment of the Purchase Price as contemplated herein, acquire the Securities free and clear of all adverse claims, security interests, liens, charges and encumbrances.

          c. Required Consents. Except for those which have previously been obtained, filed or given (as the case may be) and remain in full force and effect, or will be filed or given by Sellers or HAI on their behalf in a timely manner when due following the date of this Agreement, no consent, approval or authorization of or permit or license from or registration with or notice to any governmental or public body or authority or any third party is required to be obtained, filed or given by HAI or Sellers in connection with the transfer of the Securities or the making or performance of this Agreement or any document or instrument related hereto.


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

          d. No Violation. Neither the execution and delivery of this Agreement nor the consummation by HAI on behalf of Sellers of the transactions contemplated hereby (i) will violate any statute, law, ordinance, rule or regulation or any order, injunction, judgment, plan or decree of any governmental or public body or authority or (ii) will violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any adverse claim, security interest, lien, charge or encumbrance of any kind upon any of the assets of HAI or the Securities under, any term or provision of the charter or bylaws of HAI or of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which HAI is a party or by which HAI or any of its assets or properties may be bound or affected, including, without limitation, HAI's discretionary management agreements with Seller.

     5. Representations and Warranties of Buyer. As an inducement to HAI to enter into this Agreement on behalf of Sellers, Buyer hereby warrants and represents to HAI and the Sellers (which representations and warranties shall survive the Closing) as follows:

          a. Authorization and Enforceability. Buyer is a validly existing Wisconsin corporation and has all requisite power and authority to enter into this Agreement. This Agreement has been duly and validly authorized, executed and delivered by Buyer and constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and subject to general equity principles. No other or further corporate act or proceeding on behalf of Buyer is necessary to authorize this Agreement or to effect the transactions contemplated hereby.

          b. Required Consents. Except for those which have previously been obtained, filed or given (as the case may be) and remain in full force and effect, or will be filed or given in a timely manner when due following the date of this Agreement, no consent, approval or authorization of or permit or license from or registration with or notice to any governmental or public body or authority or any third party is required to be obtained, filed or given by Buyer in connection with its purchase of the Securities or the making or performance of this Agreement or any document or instrument related hereto.

          c. No Violation. Neither the execution and delivery of this Agreement nor the consummation by Buyer of the transactions contemplated hereby (i) will violate any statute, law, ordinance, rule or regulation or any order, injunction, judgment, plan or decree of any governmental or public body or authority or (ii) will violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any adverse claim, security interest, lien, charge or encumbrance of any kind upon any of the assets of Buyer under, any term or provision of the charter or bylaws of Buyer or of any contract, commitment,


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

understanding, arrangement, agreement or restriction of any kind or character to which Buyer is a party or by which Buyer or any of its assets or properties may be bound or affected.

          d. Accredited Investor Status. Buyer is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act of 1933, as amended, and has had the full opportunity to independently review all such documentation and public information and to make all such inquiries and conduct such due diligence investigation as it has deemed appropriate for purposes of acquiring the Securities hereunder. Buyer acknowledges that neither HAI nor any of the Sellers has made or is making any representations or warranties regarding the Securities (except as otherwise provided herein), and Buyer is not relying (except as otherwise provided herein), on any statements made by, or information provided by, HAI or any of the Sellers in connection with its acquisition of the Securities.

          e. Acquisition. Buyer is purchasing the Securities for its own account for investment purposes and not with a view to resell or distribute any portion of such Securities or any interest therein.

     6. Closing. The Closing of the purchase and sale of the Securities contemplated by this Agreement shall occur on the above-referenced settlement date. The execution and delivery of this Agreement by the parties shall be effected with the facsimile transmission of signature pages executed in counterpart constituting valid execution and delivery.

     7. Amendments, Waivers and Consents. No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

     8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Buyer, HAI, Sellers and their respective successors and assigns, or heirs and personal representatives, as applicable.

     9. Applicable Law. This Agreement shall be governed by and construed under the internal laws of the State of Wisconsin.

     10. Further Assurances. The parties shall fully cooperate with each other and shall execute and deliver, or cause to be executed and delivered, all such other powers, instruments and documents, and will take all such other action, as the parties may reasonably request from time to time in order to carry out the provisions and purposes hereof.

     11. Notices. Any notice or other communication required or desired to be served, given or delivered hereunder shall be in writing and shall be deemed to have been validly served, given or delivered upon actual receipt, upon two (2) days after deposit in the United States mail, as registered or certified mail, with proper postage prepaid, or upon


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

successful facsimile transmission (with a copy to follow by mail) and addressed to the party to be notified as follows:

          (a) If to Buyer, at:

                    Johnson Controls, Inc.
                    Attention: Vice President, Secretary and General Counsel 5757 North Green Bay Road
                    P.O. Box 591
                    Milwaukee, Wisconsin  53201-0591
                    Fax:  (414) 524-2077

          (b) If to HAI or Sellers , at:

                    Heartland Advisors, Inc.
                    Attention: General Counsel
                    789 North Water Street
                    Milwaukee, Wisconsin  53202
                    Fax:  (414) 347-0216

or to such other address as either party may hereafter designate for itself by written notice to the other party in the manner herein prescribed.

     12. Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

     13. Severability. The promises, representations, covenants, warranties and clauses contained in this Agreement shall be deemed severable and if any portion hereof shall be held invalid, illegal or unenforceable for any reason, the remainder shall not thereby be invalidated but shall remain in full force and effect.

     14. Entire Agreement. This instrument embodies the entire agreement between the parties hereto with respect to the specific transactions contemplated herein, and the specific terms hereof shall not be deemed to be modified or otherwise supplemented by any brokerage or other agreement between said parties.


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

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                         JOHNSON CONTROLS, INC.


                                         By:      /s/ John P. Kennedy
                                              ------------------------------

                                         Title:   Vice President
                                                 ---------------------------


                                         HEARTLAND ADVISORS, INC.

                                         By:      /s/ Eric J. Miller
                                              ------------------------------

                                         Title:   Sr. Vice President
                                                 ---------------------------



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

                                   APPENDIX A

                          SECURITIES AND PURCHASE PRICE


Security                          Cusip No.         Shares       Price/Share
--------                          ---------         ------       -----------
Class A Common Stock of           257870105        1,542,100       $14.00
Donnelly Corporation
(NYSE Ticker Symbol "DON")




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

                                   APPENDIX B

                           WIRE TRANSFER INSTRUCTIONS


Amount:   $21,589,400*

          For Further Credit to:

          Heartland Advisors, Inc. is authorized to make all necessary disbursements from this account to the Advisory Clients and the Fund as the Securities are received from the various custodians.

          *A portion of this amount may be withheld at Closing to the extent contemplated by Section 3 of this Agreement.



                                      B-1